UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2013

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, 17th Floor, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2013, Weight Watchers International, Inc. (the “Company”) announced that Michael Basone, Chief Technology Officer and President, WeightWatchers.com, has informed the Company of his decision to resign from the Company effective May 31, 2013 (the “Departure Date”) in order to pursue other business opportunities. No successor has yet been named by the Company.

In order to ensure a smooth transition, Mr. Basone will continue working closely with David Kirchhoff, Chief Executive Officer of the Company, James Chambers, President and Chief Operating Officer of the Company, and the other members of the Company’s senior management team to manage the Company’s business until his Departure Date. In addition, in order to enlist Mr. Basone’s continuation of employment until the Departure Date and his help in the selection, training and transition of his positions to his successor, as may be reasonably requested by the Company, on February 12, 2013, the Company and Mr. Basone entered into a retention agreement (the “Retention Agreement”) with respect to Mr. Basone’s continued employment with the Company until the Departure Date.

The material terms of the Retention Agreement are as follows: (i) Mr. Basone shall continue to receive his base salary at its current rate and the benefits and perquisites to which he is currently entitled through the Departure Date, including his eligibility to receive an annual bonus in respect of the Company’s 2012 fiscal year; (ii) Mr. Basone shall receive a retention bonus payable 30 days following the Departure Date equal to eighteen (18) months of his current base salary, subject to lawful deductions and withholdings; (iii) Mr. Basone shall receive a pro rata portion of his 2013 fiscal year performance bonus payable within 30 days following the Departure Date in accordance with the Company’s performance-based cash bonus scheme applicable to senior executives generally (with the Company’s performance and his individual performance ratings fixed at 100% of target); and (iv) Mr. Basone shall be entitled to receive continued health coverage under Company-sponsored health plans at the Company’s expense for up to 18 months following the Departure Date. The terms of the Retention Agreement are subject to Mr. Basone’s continued employment through the Departure Date and his execution of standard releases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: February 13, 2013	By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Executive Vice President, General Counsel and Secretary

3